Exhibit 99.1

UPDATE: Highpower International Receives Multi-Million Dollar Order for Backup Power Products for Smartphones; Provides Updated Revenue and Raised Net Income Guidance for 2014

SAN FRANCISCO, Calif. and SHENZHEN, China, Feb. 9, 2015 /PRNewswire/ --  Highpower International, Inc. ("Highpower International" or "the Company") (NASDAQ: HPJ), a developer, manufacturer, and marketer of lithium and nickel-metal hydride (Ni-MH) rechargeable batteries, and a battery management systems and battery recycling provider, today announced an update to a previously announced release concerning an order that Highpower received from a world-renowned company providing lithium polymer batteries for backup power products for smartphones.  At that company's request, Highpower has not disclosed its name in this correction.  The Company still expects this multi-million dollar order to have a meaningful impact on sales for the year ending December 31, 2015.

Company Adjusts Net Income Guidance Up; Revenue Guidance Lower Due to Order Timing

Mr. George Pan, Chairman and CEO of Highpower International, stated, "This order is quite significant to Highpower's annual plan for 2015. We have been very pleased with the progression of our business over the course of 2014, with a strong sales pipeline being supported by improving margins. We continued to focus on our core competencies, which are providing high-quality battery products to a diverse customer base, while investing in our business to provide sustainability over the long-term as the market continues to transition to lithium battery technology.  During the fourth quarter, we continued to see improved margins, while penetrating the market with higher-end battery products and properly utilizing our scale to contain raw material costs. As a result, we are raising our 2014 guidance range for adjusted net income of $3.8 to $4.2 million from previously announced $2.5 to $4.0 million, and net income of $2.6 to $3.0 million from previously announced $1.5 to $3.0 million. While we are pleased with our order pipeline, a few orders were delayed until the first quarter of 2015, which has resulted in Highpower adjusting its revenue guidance for 2014 to $146 - $148 million. We have been very pleased with the Company's operational results in 2014, and have continued to balance our need to position Highpower for long-term growth while also providing stable returns for our shareholders. We are very confident in our ability to generate sales growth through working with top notch international customers in 2015 and look forward to updating investors further when we report our 2014 financial results in March."

About Highpower International, Inc.

Highpower International was founded in 2001 and produces high-quality Nickel-Metal Hydride (Ni-MH) and lithium-based rechargeable batteries used in a wide range of applications such as electric buses, bikes, energy storage systems, power tools, medical equipment, digital and electronic devices, personal care products, and lighting. Highpower's target customers are Fortune 500 companies, and top 10 companies in each vertical segment. With advanced manufacturing facilities located in Shenzhen, Huizhou, and Ganzhou of China, Highpower is committed to clean technology, not only in the products it makes, but also in the processes of production. The majority of Highpower International's products are distributed to worldwide markets mainly in the United States, Europe, China and Southeast Asia.

Use of Non-GAAP Measures

This press release includes adjusted net income, which is a non-GAAP measure. Adjusted net income is derived by taking earnings before interest expense (net), taxes, depreciation and amortization and excludes stock-based compensation expense, the exact amount of which are not currently determinable.  Furthermore, the expected fourth quarter and full-year 2014 non-GAAP results are subject to completion of the Company's year-end accounting processes, which include the finalization of several items that could affect these results. These items include, among others, the valuation of accounts receivable and inventories, estimation of certain contingent liabilities, and the finalization of the Company's provision for income taxes. Final results could also be affected by certain subsequent events in accordance with GAAP. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP.   The Company believes this non-GAAP measure is useful to investors as it provides a basis for evaluating the Company's operating results in the ordinary course of its operations.

This non-GAAP measure is not based on any comprehensive set of accounting rules or principles.  The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with U.S. GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with, and not in lieu of, the corresponding GAAP measures. Management uses non-GAAP financial measures in evaluating the overall performance of the Company's business operations. Though management finds these non-GAAP financial measures useful for evaluating aspects of the Company's business, its reliance on these measures are limited because excluded items often have a material effect on the Company's net income and net income per common share calculated in accordance with GAAP. Therefore, management uses the non-GAAP financial measures in conjunction with the comparable GAAP financial measures.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995 that are not historical facts. These statements  can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology, and include discussions of the Company's future performance, financial results, adjusted net income and sales growth. Such statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results to differ materially from the results expressed or implied by such statements, including, but not limited to, fluctuations in the cost of raw materials; our dependence on, or inability to attract additional, major customers for a significant portion of our net sales; our ability to increase manufacturing capabilities to satisfy orders from new customers; our ability to maintain increased margins; our dependence on the growth in demand for portable electronic devices and energy storage systems and transportation products and the success of manufacturers of the end applications that use our battery products; our responsiveness to competitive market conditions; our ability to successfully manufacture our products in the time frame and amounts expected; the market acceptance of our battery products, including our lithium products; our ability to successfully develop products for and penetrate the electric transportation market; our ability to continue R&D development to keep up with technological changes. For a discussion of these and other risks and uncertainties see "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's public filings with the SEC. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward-looking information contained in this press release.

CONTACT:

Highpower International, Inc.
Sherry Chen
+86-755-8968-6521
ir@highpowertech.com

INVESTOR RELATIONS:

The Equity Group Inc.
In China
Katherine Yao, Associate
+86-10-6587-6435
kyao@equityny.com

In U.S.
Adam Prior, Senior Vice President
(212) 836-9606
aprior@equityny.com